                            SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a party other than the Registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /   Definitive Proxy Statement

/X/   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                             TSI INCORPORATED
-------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                             JJF GROUP, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (2)   Aggregate number of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -----------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
                                                            -----------------

      (5)   Total fee paid:
                           --------------------------------------------------

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
                                   ------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:
                                                         --------------------

      (3)   Filing Party:
                         ----------------------------------------------------

      (4)   Date Filed:
                       ------------------------------------------------------

                        WHEN WAS THE
                       LAST TIME YOUR
                       TSI SHARES WERE
                         WORTH $14.00
                            EACH?


                      THE TIME IS NOW!
-----------------------------------------------------------------------------
JJF Acquisition, Inc., is offering to purchase your TSI shares for $14.00 net cash per share. . . That's the highest they've EVER been on a post-split basis!

                               [CHART]


                      ACT NOW! DON'T LOSE OUT!
-----------------------------------------------------------------------------
TSI's board of directors can prevent JJF Acquisition from buying your shares. . . UNLESS shareholders support our proposed slate of three director nominees and our bylaw and article amendment proposals.

                  YOUR VOTE TODAY IS IMPORTANT!
-----------------------------------------------------------------------------
TSI's Annual Meeting of Shareholders is scheduled for July 22 -- a few days away!

        TO TAKE ADVANTAGE OF THIS OFFER, JUST FOLLOW THESE STEPS.

     Sign, Mark, Date and Mail your GREEN proxy card in the postage-paid envelope mailed to you. Do NOT return the white proxy card.

     If your shares are held for you by a bank or brokerage firm, please instruct your brokerage representative to vote FOR our nominees on the GREEN proxy card.

     If you have already voted in favor of TSI, you are legally entitled to change your mind and vote FOR our nominees on the GREEN proxy card. Only your card with the latest date will count.

     If you have any questions or need help in voting your shares or changing your vote, please contact:

                         Beacon Hill Partners, Inc.
                              90 Broad Street
                                20th Floor
                        New York, New York  10004
                        CALL COLLECT:  (212) 843-8500
                       CALL TOLL-FREE:  (800) 475-9320


                     YOUR VOTE IS IMPORTANT!  RETURN
                          YOUR GREEN PROXY CARD!
-----------------------------------------------------------------------------

THE TENDER OFFER IS BEING MADE BY JJF ACQUISITION, INC. FOR ALL OUTSTANDING SHARES OF TSI INCORPORATED COMMON STOCK. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 11, 1999, UNLESS THE OFFER IS EXTENDED TO A LATER DATE AND TIME. SHARES THAT ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                 JJF GROUP, INC.

Contacts:

         John Kopchik               Ann Barkelew
         JJF Acquisition, Inc.      Fleishman-Hillard
         (612) 673-6700             (612) 337-0354

         Richard Grubaugh
         Beacon Hill Partners
         (212) 843-8500




FOR IMMEDIATE RELEASE



          LEADING PROXY ADVISORY FIRM RECOMMENDS TSI SHAREHOLDERS VOTE
                    FOR JJF ACQUISITION, INC. PROXY PROPOSALS


                  MINNEAPOLIS, July 19, 1999 -- JJF Acquisition, Inc., a Minneapolis-based firm headed by John J. Fauth, and a subsidiary of JJF Group, Inc. announced today that Institutional Shareholder Services (ISS) has recommended that its clients who are shareholders of TSI Incorporated (NASDAQ:
TSII) support the slate of three directors and the six proxy proposals in JJF Acquisition's dissident proxy. The six proposals involve changes to TSI's by-laws and articles of incorporation to prevent management from blocking the sale of TSI.
         TSI's annual meeting of shareholders is scheduled for Thursday, July 22, 1999.
         The ISS report stated:
         "...From a financial point of view, Mr. Fauth's offer is a great deal for shareholders. At $14.00 per share, the offer represents a 43.4-percent premium to TSI's average market price for the fiscal year ending March 31, 1999.
 ...
         "...Furthermore, ISS does not believe that the by-law amendment proposals would hinder any higher bid offers. ..."
         "...The proposal requiring the company to opt out of the Minnesota Control Share provision should be supported because the statute may prevent or deter tender offers for the company that could be in shareholders' best interests. ..."
         "ISS is not convinced that the presence of dissident nominees would have a detrimental effect on any alternative offers that may emerge for the company."
         In its detailed analysis, ISS noted that JJF Acquisition's proposal designed to prohibit the adoption of defensive actions should be supported because "...the proposal does not limit the board's ability to seek offers from other acquirers. There is a provision in this proposal that specifically provides that if a majority of the board determines that an offer to acquire the company would maximize shareholder value, the board can take action to facilitate the offer.
         The report also noted that, even if elected, the JJF Acquisition slate would not have control over the eight-member board's deliberations.
         "I am delighted that an independent, third-party evaluation supports our board slate and proxy proposals," said Fauth. "Our offer is real and we are very confident in our financing and our ability to close this tender. The offer means what it says and we intend to ensure that shareholders get full value for their investment."

                                      MORE


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         Page 2

         In June, TSI's board rejected Fauth's offer to purchase TSI shares at $12.50 per share -- a 56-percent premium over the 18-month average per-share price prior to the offer date. On July 2, 1999, the JJF Group mailed proxy materials to TSI shareholders nominating its own slate of three candidates to stand for election at the TSI annual meeting on July 22, 1999. The JJF Group proxy also proposed six measures designed to prevent TSI's board from blocking the sale of the company. On July 9, 1999, JJF Acquisition announced its intention to make an unsolicited tender offer for all TSI shares at a net per-share price of $14.00. On July 16, 1999, the TSI board announced that it rejected the JJF Acquisition tender offer and was working with its investment banker to pursue as-yet unspecified shareholder value enhancements.
         TSI is a diversified, worldwide leader in providing measuring instruments for two major market areas: the safety, comfort and health of people; and productivity and quality improvement. Its common stock is traded on the Nasdaq National Market under the symbol TSII.


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